Preliminary Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2010, and	Registration No. 333-169119
the Prospectus Supplement dated May 27, 2011)

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion

Preliminary Pricing Supplement dated August 3, 2011

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this preliminary pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this preliminary pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: August 31, 2011

•	Initial valuation date: August 26, 2011

•	Final valuation date: November 25, 2011

•	Maturity date: November 30, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•

Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date (except for any month where such day does not exist in which case the interest payment date will be the last day of such month) and calculated on a 30/360 basis, commencing on the month following the issue date; provided, however, that the final interest payment date will be the maturity date.

•	Public Offering Price: Variable Price Re-offer**

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Aggregate Proceeds to Issuer**	Note Issuance#	CUSIP/ISIN
Century Aluminum Company	TBD	PPS-8	CENX	TBD	11.00%	70.00%	TBD	E-6817	06741JLM9/ US06741JLM98
Citrix Systems, Inc.	TBD	PPS-10	CTXS	TBD	11.25%	80.00%	TBD	E-6818	06741JLN7/ US06741JLN71
Hecla Mining Company	TBD	PPS-12	HL	TBD	10.00%	75.00%	TBD	E-6819	06741JLP2/ US06741JLP20
IAMGOLD Corporation	TBD	PPS-14	IAG	TBD	10.00%	80.00%	TBD	E-6820	06741JLQ0/ US06741JLQ03
Molycorp, Inc.	TBD	PPS-16	MCP	TBD	13.25%	65.00%	TBD	E-6821	06741JLR8/ US06741JLR85
Northern Oil & Gas, Inc.	TBD	PPS-18	NOG	TBD	17.00%	65.00%	TBD	E-6822	06741JLS6/ US06741JLS68
NetApp, Inc.	TBD	PPS-20	NTAP	TBD	10.00%	80.00%	TBD	E-6823	06741JLT4/ US06741JLT42
MetroPCS Communications, Inc.	TBD	PPS-22	PCS	TBD	10.50%	80.00%	TBD	E-6824	06741JLU1/ US06741JLU15

Tesoro Corporation	TBD	PPS-24	TSO	TBD	10.00%	75.00%	TBD	E-6825	06741JLV9/ US06741JLV97

*	Annual Rate
**	Barclays Capital Inc. has agreed to purchase the Notes from us at 100% of the principal amount minus a commission equal to $[—] per $1,000 principal amount, or [—]%, resulting in aggregate proceeds to Barclays Bank PLC with respect to each Note offering as indicated in the table above. Barclays Capital Inc. proposes to offer the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. Barclays Capital Inc. may also use all or a portion of its commissions on the Notes to pay selling concessions or fees to other dealers.

See “Risk Factors” in this preliminary pricing supplement and beginning on page S-6 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

GENERAL TERMS FOR EACH NOTES OFFERING

This preliminary pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-6 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this preliminary pricing supplement, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

No Dividend Payments or Voting Rights—As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the linked share would have.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this preliminary pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

PPS-2

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount of your notes reduced by the percentage decrease in the price of the linked share from the initial price to the final price.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this preliminary pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

PPS-3

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium with respect to each Note, which are treated as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. In addition, we intend to treat any discount on the Notes as attributable to the Put Options, and therefore as if Put Premium equal to the discount is paid to the holder. However, the Internal Revenue Service (the “IRS”) could assert that any discount on the Notes should be attributable in whole or in part to the Deposits. Moreover, if the IRS were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the IRS released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the IRS and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Notes.

Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this preliminary pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as

PPS-4

the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount of your notes reduced by the percentage decrease in the price of the linked shares from the initial price to the final price.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the price of the linked shares from the initial price to the final price, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares (subject to any differences attributable to potentially different tax consequences from investing in the Notes as opposed to investing directly in the linked share).

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the price of the linked shares from the initial price to the final price, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares (subject to any differences attributable to potentially different tax consequences from investing in the Notes as opposed to investing directly in the linked share).

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

PPS-5

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS-6

Century Aluminum Company

According to publicly available information, Century Aluminum Company (the “Company”) produces primary aluminum. The Company’s primary aluminum facilities produce standard grade and value-added primary aluminum products.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-34474, or its CIK Code: 0000949157. The Company’s common shares are listed on the NASDAQ under the ticker symbol “CENX.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$44.50	$26.14	$42.45
June 30, 2006	$56.57	$31.29	$35.69
September 29, 2006	$39.16	$29.65	$33.65
December 29, 2006	$47.32	$30.31	$44.65
March 30, 2007	$49.83	$38.65	$46.88
June 29, 2007	$58.60	$46.66	$54.63
September 28, 2007	$67.85	$40.00	$52.65
December 31, 2007	$59.39	$49.38	$53.94
March 31, 2008	$70.89	$38.94	$66.24
June 30, 2008	$80.52	$63.43	$66.49
September 30, 2008	$66.66	$25.20	$27.69
December 31, 2008	$27.38	$4.35	$10.00
March 31, 2009	$12.80	$1.05	$2.11
June 30, 2009	$8.39	$1.90	$6.23
September 30, 2009	$12.18	$4.70	$9.35
December 31, 2009	$16.90	$8.00	$16.19
March 31, 2010	$18.77	$10.13	$13.76
June 30, 2010	$16.74	$8.58	$8.83
September 30, 2010	$13.26	$8.25	$13.17
December 31, 2010	$16.59	$11.62	$15.53
March 31, 2011	$19.00	$13.91	$18.68
June 30, 2011	$20.76	$13.60	$15.65
August 1, 2011*	$16.54	$12.49	$12.62

*	High, low and closing prices are for the period starting July 1, 2011 and ending August 1, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CENX

Initial price: $12.62

Protection level: 70.00%

Protection price: $8.83

Physical delivery amount: 79($1,000/Initial price)

Fractional shares: 0.239303

Coupon: 11.00% per annum

Maturity: November 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

PPS-7

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.00%
+ 90%	2.75%		90.00%
+ 80%	2.75%		80.00%
+ 70%	2.75%		70.00%
+ 60%	2.75%		60.00%
+ 50%	2.75%		50.00%
+ 40%	2.75%		40.00%
+ 30%	2.75%		30.00%
+ 20%	2.75%		20.00%
+ 10%	2.75%		10.00%
+ 5%	2.75%		5.00%

0%	2.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-5.00%
- 10%	2.75%	-7.255%	-10.00%
- 20%	2.75%	-17.25%	-20.00%
- 30%	2.75%	-27.25%	-30.00%
- 40%	N/A	-37.25%	-40.00%
- 50%	N/A	-47.25%	-50.00%
- 60%	N/A	-57.25%	-60.00%
- 70%	N/A	-67.25%	-70.00%
- 80%	N/A	-77.25%	-80.00%
- 90%	N/A	-87.25%	-90.00%
- 100%	N/A	-97.25%	-100.00%

PPS-8

Citrix Systems, Inc.

According to publicly available information, Citrix Systems, Inc. (the “Company”) designs, develops and markets technology solutions, such as remote access service, web application devices, or infrastructure products, that enable IT services to be securely delivered on demand, independent of location, device or network.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-27084, or its CIK Code: 0000877890. The Company’s common stock is listed on the NASDAQ under the ticker symbol “CTXS.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$38.18	$28.59	$37.90
June 30, 2006	$45.40	$33.73	$40.14
September 29, 2006	$40.36	$27.66	$36.21
December 29, 2006	$36.50	$26.63	$27.05
March 30, 2007	$33.30	$26.11	$32.03
June 29, 2007	$34.86	$29.93	$33.67
September 28, 2007	$40.81	$31.12	$40.32
December 31, 2007	$43.87	$35.49	$38.01
March 31, 2008	$38.94	$29.30	$29.33
June 30, 2008	$36.20	$29.15	$29.41
September 30, 2008	$32.17	$23.28	$25.26
December 31, 2008	$27.39	$19.00	$23.57
March 31, 2009	$24.51	$20.00	$22.64
June 30, 2009	$34.41	$22.16	$31.89
September 30, 2009	$39.34	$29.83	$39.23
December 31, 2009	$43.77	$36.75	$41.61
March 31, 2010	$49.14	$40.60	$47.47
June 30, 2010	$49.98	$40.33	$42.23
September 30, 2010	$71.92	$41.62	$68.24
December 31, 2010	$71.56	$55.12	$68.41
March 31, 2011	$73.99	$61.46	$73.46
June 30, 2011	$88.46	$71.43	$80.00
August 1, 2011*	$84.00	$69.57	$70.87

*	High, low and closing prices are for the period starting July 1, 2011 and ending August 1, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CTXS

Initial price: $70.87

Protection level: 80.00%

Protection price: $56.70

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.110343

Coupon: 11.25% per annum

Maturity: November 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.38

PPS-9

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.813%		100.00%
+ 90%	2.813%		90.00%
+ 80%	2.813%		80.00%
+ 70%	2.813%		70.00%
+ 60%	2.813%		60.00%
+ 50%	2.813%		50.00%
+ 40%	2.813%		40.00%
+ 30%	2.813%		30.00%
+ 20%	2.813%		20.00%
+ 10%	2.813%		10.00%
+ 5%	2.813%		5.00%

0%	2.813%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.813%	-1.187%	-5.00%
- 10%	2.813%	-7.187%	-10.00%
- 20%	2.813%	-17.187%	-20.00%
- 30%	N/A	-27.187%	-30.00%
- 40%	N/A	-37.187%	-40.00%
- 50%	N/A	-47.187%	-50.00%
- 60%	N/A	-57.187%	-60.00%
- 70%	N/A	-67.187%	-70.00%
- 80%	N/A	-77.187%	-80.00%
- 90%	N/A	-87.187%	-90.00%
- 100%	N/A	-97.187%	-100.00%

PPS-10

Hecla Mining Company

According to publicly available information, Hecla Mining Company (the “Company”) discovers, acquires, develops, produces, and markets silver, gold, lead and zinc. The Company produces lead, zinc and bulk concentrates, which the Company sells to custom smelters, and unrefined gold and silver bullion bars, which may be sold or further refined before sale to precious metals traders.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08491, or its CIK Code: 0000719413. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “HL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$6.89	$3.93	$6.61
June 30, 2006	$7.07	$4.05	$5.25
September 29, 2006	$6.65	$4.77	$5.74
December 29, 2006	$7.94	$4.90	$7.66
March 30, 2007	$9.21	$6.36	$9.06
June 29, 2007	$9.89	$7.47	$8.54
September 28, 2007	$9.38	$6.58	$8.95
December 31, 2007	$12.57	$8.18	$9.35
March 31, 2008	$12.79	$8.06	$11.16
June 30, 2008	$13.10	$7.40	$9.26
September 30, 2008	$9.94	$4.00	$4.68
December 31, 2008	$4.91	$1.03	$2.80
March 31, 2009	$2.95	$1.17	$2.00
June 30, 2009	$3.89	$1.85	$2.68
September 30, 2009	$5.04	$2.26	$4.39
December 31, 2009	$7.47	$3.80	$6.18
March 31, 2010	$6.99	$4.27	$5.47
June 30, 2010	$6.47	$4.90	$5.22
September 30, 2010	$6.44	$4.52	$6.32
December 31, 2010	$11.52	$6.20	$11.26
March 31, 2011	$11.56	$7.81	$9.08
June 30, 2011	$9.95	$6.87	$7.69
August 1, 2011*	$8.64	$7.48	$7.90

*	High, low and closing prices are for the period starting July 1, 2011 and ending August 1, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HL

Initial price: $7.90

Protection level: 75.00%

Protection price: $5.93

Physical delivery amount: 126($1,000/Initial price)

Fractional shares: 0.582278

Coupon: 10.00% per annum

Maturity: November 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

PPS-11

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.50%		100.00%
+ 90%	2.50%		90.00%
+ 80%	2.50%		80.00%
+ 70%	2.50%		70.00%
+ 60%	2.50%		60.00%
+ 50%	2.50%		50.00%
+ 40%	2.50%		40.00%
+ 30%	2.50%		30.00%
+ 20%	2.50%		20.00%
+ 10%	2.50%		10.00%
+ 5%	2.50%		5.00%

0%	2.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.50%	-2.50%	-5.00%
- 10%	2.50%	-7.50%	-10.00%
- 20%	2.50%	-17.50%	-20.00%
- 30%	N/A	-27.50%	-30.00%
- 40%	N/A	-37.50%	-40.00%
- 50%	N/A	-47.50%	-50.00%
- 60%	N/A	-57.50%	-60.00%
- 70%	N/A	-67.50%	-70.00%
- 80%	N/A	-77.50%	-80.00%
- 90%	N/A	-87.50%	-90.00%
- 100%	N/A	-97.50%	-100.00%

PPS-12

IAMGOLD Corporation

According to publicly available information, IAMGOLD Corporation (the “Company”) is engaged primarily in the exploration for, and the development and production of, mineral resource properties throughout the world. Through its holdings, the Company has interests in various operations and exploration properties as well as a royalty interest on a property that produces diamonds.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-31528, or its CIK Code: 0001203464. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “IAG.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$9.77	$7.86	$8.63
June 30, 2006	$10.60	$7.75	$8.90
September 29, 2006	$11.83	$8.17	$8.49
December 29, 2006	$9.80	$8.15	$8.81
March 30, 2007	$9.39	$7.35	$7.71
June 29, 2007	$8.37	$6.63	$7.66
September 28, 2007	$9.24	$6.42	$8.67
December 31, 2007	$10.42	$7.70	$8.10
March 31, 2008	$10.07	$7.09	$7.33
June 30, 2008	$7.64	$5.60	$6.05
September 30, 2008	$6.90	$4.45	$5.62
December 31, 2008	$6.23	$2.35	$6.11
March 31, 2009	$9.00	$5.25	$8.55
June 30, 2009	$11.51	$7.21	$10.12
September 30, 2009	$15.86	$8.57	$14.14
December 31, 2009	$20.99	$12.19	$15.64
March 31, 2010	$17.70	$13.00	$13.22
June 30, 2010	$20.24	$13.57	$17.68
September 30, 2010	$19.35	$15.27	$17.71
December 31, 2010	$19.45	$16.07	$17.80
March 31, 2011	$23.37	$17.36	$22.02
June 30, 2011	$23.38	$17.70	$18.76
August 1, 2011*	$22.19	$18.17	$20.32

*	High, low and closing prices are for the period starting July 1, 2011 and ending August 1, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IAG

Initial price: $20.32

Protection level: 80.00%

Protection price: $16.26

Physical delivery amount: 49($1,000/Initial price)

Fractional shares: 0.212598

Coupon: 10.00% per annum

Maturity: November 30, 2011

Dividend yield: 0.89% per annum

Coupon amount monthly: $8.33

PPS-13

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.50%		100.22%
+ 90%	2.50%		90.22%
+ 80%	2.50%		80.22%
+ 70%	2.50%		70.22%
+ 60%	2.50%		60.22%
+ 50%	2.50%		50.22%
+ 40%	2.50%		40.22%
+ 30%	2.50%		30.22%
+ 20%	2.50%		20.22%
+ 10%	2.50%		10.22%
+ 5%	2.50%		5.22%

0%	2.50%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.50%	-2.50%	-4.78%
- 10%	2.50%	-7.50%	-9.78%
- 20%	2.50%	-17.50%	-19.78%
- 30%	N/A	-27.50%	-29.78%
- 40%	N/A	-37.50%	-39.78%
- 50%	N/A	-47.50%	-49.78%
- 60%	N/A	-57.50%	-59.78%
- 70%	N/A	-67.50%	-69.78%
- 80%	N/A	-77.50%	-79.78%
- 90%	N/A	-87.50%	-89.78%
- 100%	N/A	-97.50%	-99.78%

PPS-14

Molycorp, Inc.

According to publicly available information, Molycorp, Inc. (the “Company”) is a rare earth oxide producer, which are used in many existing and emerging applications including: clean energy technologies, such as hybrid and electric vehicles and wind power turbines; multiple high-tech uses, including fiber optics, lasers and hard disk drives; numerous defense applications, such as guidance and control systems and global positioning systems; and advanced water treatment technology for use in industrial, military and outdoor recreation applications.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34827, or its CIK Code: 0001489137. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “MCP.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	N/A	N/A	N/A
June 30, 2009	N/A	N/A	N/A
September 30, 2009	N/A	N/A	N/A
December 31, 2009	N/A	N/A	N/A
March 31, 2010	N/A	N/A	N/A
June 30, 2010	N/A	N/A	N/A
September 30, 2010	$29.99	$12.12	$28.29
December 31, 2010	$55.22	$26.07	$49.90
March 31, 2011	$62.80	$40.25	$60.02
June 30, 2011	$79.12	$46.40	$61.06
August 1, 2011	$66.55	$50.69	$64.53

*	High, low and closing prices are for the period starting July 1, 2011 and ending August 1, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MCP

Initial price: $64.53

Protection level: 65.00%

Protection price: $41.94

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.496668

Coupon: 13.25% per annum

Maturity: November 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.04

PPS-15

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.313%		100.00%
+ 90%	3.313%		90.00%
+ 80%	3.313%		80.00%
+ 70%	3.313%		70.00%
+ 60%	3.313%		60.00%
+ 50%	3.313%		50.00%
+ 40%	3.313%		40.00%
+ 30%	3.313%		30.00%
+ 20%	3.313%		20.00%
+ 10%	3.313%		10.00%
+ 5%	3.313%		5.00%

0%	3.313%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.313%	-1.687%	-5.00%
- 10%	3.313%	-6.687%	-10.00%
- 20%	3.313%	-16.687%	-20.00%
- 30%	3.313%	-26.687%	-30.00%
- 40%	N/A	-36.687%	-40.00%
- 50%	N/A	-46.687%	-50.00%
- 60%	N/A	-56.687%	-60.00%
- 70%	N/A	-66.687%	-70.00%
- 80%	N/A	-76.687%	-80.00%
- 90%	N/A	-86.687%	-90.00%
- 100%	N/A	-96.687%	-100.00%

PPS-16

Northern Oil & Gas, Inc.

According to publicly available information, Northern Oil & Gas, Inc. (the “Company”) is an energy company engaged in the acquisition, exploration, development and production of crude oil and natural gas properties in North Dakota and Montana.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33999, or its CIK Code: 0001104485. The Company’s common stock is listed on the NYSE Amex Equities Market under the ticker symbol “NOG.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	$5.00	$1.10	$5.00
June 29, 2007	$5.50	$3.40	$5.25
September 28, 2007	$6.50	$4.27	$4.95
December 31, 2007	$8.45	$4.40	$6.95
March 31, 2008	$7.30	$5.65	$7.09
June 30, 2008	$16.40	$6.95	$13.28
September 30, 2008	$14.00	$5.14	$8.13
December 31, 2008	$8.13	$2.05	$2.60
March 31, 2009	$4.24	$2.01	$3.60
June 30, 2009	$8.89	$3.40	$6.37
September 30, 2009	$8.44	$4.74	$8.40
December 31, 2009	$12.66	$7.65	$11.84
March 31, 2010	$16.23	$10.47	$15.85
June 30, 2010	$18.00	$11.72	$12.84
September 30, 2010	$17.11	$11.95	$16.94
December 31, 2010	$28.43	$16.98	$27.21
March 31, 2011	$33.98	$23.50	$26.70
June 30, 2011	$27.25	$16.63	$22.15
August 1, 2011*	$25.01	$21.11	$22.37

*	High, low and closing prices are for the period starting July 1, 2011 and ending August 1, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOG

Initial price: $22.37

Protection level: 65.00%

Protection price: $14.54

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.702727

Coupon: 17.00% per annum

Maturity: November 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.17

PPS-17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.00%
+ 90%	4.25%		90.00%
+ 80%	4.25%		80.00%
+ 70%	4.25%		70.00%
+ 60%	4.25%		60.00%
+ 50%	4.25%		50.00%
+ 40%	4.25%		40.00%
+ 30%	4.25%		30.00%
+ 20%	4.25%		20.00%
+ 10%	4.25%		10.00%
+ 5%	4.25%		5.00%

0%	4.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-5.00%
- 10%	4.25%	-5.75%	-10.00%
- 20%	4.25%	-15.75%	-20.00%
- 30%	4.25%	-25.75%	-30.00%
- 40%	N/A	-35.75%	-40.00%
- 50%	N/A	-45.75%	-50.00%
- 60%	N/A	-55.75%	-60.00%
- 70%	N/A	-65.75%	-70.00%
- 80%	N/A	-75.75%	-80.00%
- 90%	N/A	-85.75%	-90.00%
- 100%	N/A	-95.75%	-100.00%

PPS-18

NetApp, Inc.

According to publicly available information, NetApp, Inc. (the “Company”) is a provider of storage and data management solutions for IT efficiency and flexibility.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-27130, or its CIK Code: 0001002047. The Company’s common shares are listed on the NASDAQ under the ticker symbol “NTAP.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$36.96	$27.15	$36.03
June 30, 2006	$38.50	$30.19	$35.30
September 29, 2006	$37.50	$25.90	$37.01
December 29, 2006	$41.55	$35.44	$39.28
March 30, 2007	$40.89	$35.44	$36.52
June 29, 2007	$39.07	$29.02	$29.20
September 28, 2007	$32.84	$22.52	$26.91
December 31, 2007	$32.38	$23.86	$24.96
March 31, 2008	$25.37	$19.00	$20.05
June 30, 2008	$27.49	$20.25	$21.66
September 30, 2008	$26.78	$16.87	$18.23
December 31, 2008	$18.14	$10.39	$13.97
March 31, 2009	$16.74	$12.40	$14.84
June 30, 2009	$20.95	$14.26	$19.72
September 30, 2009	$27.03	$17.87	$26.68
December 31, 2009	$34.99	$25.41	$34.39
March 31, 2010	$34.85	$28.93	$32.56
June 30, 2010	$41.87	$30.53	$37.31
September 30, 2010	$51.40	$36.66	$49.79
December 31, 2010	$57.96	$46.87	$54.96
March 31, 2011	$61.02	$44.50	$48.18
June 30, 2011	$56.48	$45.41	$52.78
August 1, 2011*	$54.57	$45.72	$46.25

*	High, low and closing prices are for the period starting July 1, 2011 and ending August 1, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NTAP

Initial price: $46.25

Protection level: 80.00%

Protection price: $37.00

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.621622

Coupon: 10.00% per annum

Maturity: November 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

PPS-19

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.50%		100.00%
+ 90%	2.50%		90.00%
+ 80%	2.50%		80.00%
+ 70%	2.50%		70.00%
+ 60%	2.50%		60.00%
+ 50%	2.50%		50.00%
+ 40%	2.50%		40.00%
+ 30%	2.50%		30.00%
+ 20%	2.50%		20.00%
+ 10%	2.50%		10.00%
+ 5%	2.50%		5.00%

0%	2.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.50%	-2.50%	-5.00%
- 10%	2.50%	-7.50%	-10.00%
- 20%	2.50%	-17.50%	-20.00%
- 30%	N/A	-27.50%	-30.00%
- 40%	N/A	-37.50%	-40.00%
- 50%	N/A	-47.50%	-50.00%
- 60%	N/A	-57.50%	-60.00%
- 70%	N/A	-67.50%	-70.00%
- 80%	N/A	-77.50%	-80.00%
- 90%	N/A	-87.50%	-90.00%
- 100%	N/A	-97.50%	-100.00%

PPS-20

MetroPCS Communications, Inc.

According to publicly available information, MetroPCS Communications, Inc. (the “Company”) is a wireless communications provider. The Company provides wireless broadband mobile services primarily in selected major metropolitan areas in the United States, as well as roaming agreements with other wireless carriers that allow the Company to offer customers service in many areas when they are outside their service area.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-33409, or its CIK Code: 0001283699. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “PCS.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$37.25	$25.00	$33.04
September 28, 2007	$40.87	$23.25	$27.28
December 31, 2007	$28.25	$13.77	$19.45
March 31, 2008	$19.66	$13.70	$17.00
June 30, 2008	$21.86	$16.75	$17.71
September 30, 2008	$18.30	$12.55	$13.99
December 31, 2008	$16.48	$10.24	$14.85
March 31, 2009	$18.10	$11.76	$17.08
June 30, 2009	$18.98	$13.22	$13.31
September 30, 2009	$13.52	$7.58	$9.36
December 31, 2009	$9.09	$5.66	$7.63
March 31, 2010	$8.13	$5.53	$7.08
June 30, 2010	$9.27	$7.08	$8.19
September 30, 2010	$10.66	$8.16	$10.46
December 31, 2010	$12.89	$10.27	$12.63
March 31, 2011	$16.40	$12.43	$16.24
June 30, 2011	$18.79	$15.73	$17.21
August 1, 2011*	$17.84	$15.90	$16.18

*	High, low and closing prices are for the period starting July 1, 2011 and ending August 1, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCS

Initial price: $16.18

Protection level: 80.00%

Protection price: $12.94

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.804697

Coupon: 10.50% per annum

Maturity: November 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

PPS-21

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.625%		100.00%
+ 90%	2.625%		90.00%
+ 80%	2.625%		80.00%
+ 70%	2.625%		70.00%
+ 60%	2.625%		60.00%
+ 50%	2.625%		50.00%
+ 40%	2.625%		40.00%
+ 30%	2.625%		30.00%
+ 20%	2.625%		20.00%
+ 10%	2.625%		10.00%
+ 5%	2.625%		5.00%

0%	2.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.625%	-2375%	-5.00%
- 10%	2.625%	-7.375%	-10.00%
- 20%	2.625%	-17.375%	-20.00%
- 30%	N/A	-27.375%	-30.00%
- 40%	N/A	-37.375%	-40.00%
- 50%	N/A	-47.375%	-50.00%
- 60%	N/A	-57.375%	-60.00%
- 70%	N/A	-67.375%	-70.00%
- 80%	N/A	-77.375%	-80.00%
- 90%	N/A	-87.375%	-90.00%
- 100%	N/A	-97.375%	-100.00%

PPS-22

Tesoro Corporation

According to publicly available information, Tesoro Corporation (the “Company”) is a petroleum refiner and marketer in the United States. The Company refines crude oil and other feedstocks into transportation fuels, such as gasoline, gasoline blendstocks, jet fuel and diesel fuel, as well as other products, including heavy fuels oils, liquefied petroleum gas, petroleum coke and asphalt. In addition, The Company also sells transportation fuels and convenience products through its retail operations.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-3473, or its CIK Code: 0000050104. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “TSO.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 28, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
September 30, 2008	$20.17	$14.29	$16.49
December 31, 2008	$16.86	$6.71	$13.17
March 31, 2009	$19.16	$11.88	$13.47
June 30, 2009	$18.76	$12.25	$12.73
September 30, 2009	$16.04	$10.63	$14.98
December 31, 2009	$16.92	$12.27	$13.55
March 31, 2010	$15.33	$11.49	$13.90
June 30, 2010	$14.43	$10.76	$11.67
September 30, 2010	$13.49	$10.40	$13.36
December 31, 2010	$18.94	$12.80	$18.54
March 31, 2011	$27.96	$17.60	$26.83
June 30, 2011	$28.74	$20.40	$22.91
August 1, 2011*	$25.78	$22.28	$24.58

*	High, low and closing prices are for the period starting July 1, 2011 and ending August 1, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $24.58

Protection level: 75.00%

Protection price: $18.44

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.683483

Coupon: 10.00% per annum

Maturity: November 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

PPS-23

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.50%		100.00%
+ 90%	2.50%		90.00%
+ 80%	2.50%		80.00%
+ 70%	2.50%		70.00%
+ 60%	2.50%		60.00%
+ 50%	2.50%		50.00%
+ 40%	2.50%		40.00%
+ 30%	2.50%		30.00%
+ 20%	2.50%		20.00%
+ 10%	2.50%		10.00%
+ 5%	2.50%		5.00%

0%	2.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.50%	-2.50%	-5.00%
- 10%	2.50%	-7.50%	-10.00%
- 20%	2.50%	-17.50%	-20.00%
- 30%	N/A	-27.50%	-30.00%
- 40%	N/A	-37.50%	-40.00%
- 50%	N/A	-47.50%	-50.00%
- 60%	N/A	-57.50%	-60.00%
- 70%	N/A	-67.50%	-70.00%
- 80%	N/A	-77.50%	-80.00%
- 90%	N/A	-87.50%	-90.00%
- 100%	N/A	-97.50%	-100.00%

PPS-24